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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the references in that Amendment No. 1 to Registration Statement on Form 10 (the "Registration Statement") of Pinnacle Oil International, Inc. (the "Company"), to be filed by the Company with the United States Securities and Exchange Commission on August 28, 1998, to our Independent Auditors Report dated March 15, 1997 (the "Report"), relating to the Consolidated Balance Sheets of the Company as of December 31, 1995 and 1996, and the related Consolidated Statements of Loss, Consolidated Statements of Shareholders' Equity (Deficit), and Consolidated Statements of Cash Flow of the Company for each of the two fiscal periods ended December 31, 1995 and 1996 (collectively, the "Consolidated Financial Statements"), and we hereby further consent to the inclusion of the Report in the Registration Statement.

                                          /s/ BDO Dunwoody

Vancouver, Canada
April 14, 1998